Exhibit 10.3
TREEHOUSE FOODS, INC.
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the attached Notice of Grant, is made and entered into by and between TreeHouse Foods, Inc., a Delaware corporation (the “Company”), and the individual named on the attached Notice of Grant (the “Participant”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted and approved the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Plan”), which was approved, as required, by the Company’s stockholders and provides for the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other types of stock-based awards to certain eligible Employees, Consultants and non-Employee Directors of the Company and its Affiliates; and

WHEREAS, the Compensation Committee (the “Committee”) has selected the Participant to participate in the Plan and has awarded the shares of restricted stock described in this Agreement (the “Restricted Stock”) to the Participant; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Restricted Stock; and

WHEREAS, capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Participant to continue as an Employee of the Company (or an Affiliate) and to promote the success of the business of the Company and its Affiliates, the parties hereby agree as follows:

1. Grant of Restricted Stock.  The Company hereby grants to the Participant, effective as of the date shown on the attached Notice of Grant (the “Date of Grant”), and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the number of shares of Restricted Stock shown on the attached Notice of Grant.  The Participant hereby accepts the Restricted Stock from the Company.

2. Transfer Restrictions.  None of the Restricted Stock shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant prior to the lapse of restrictions pursuant to paragraph 3, and until permitted pursuant to the terms of the Plan.

3. Lapse of Restrictions.  Subject to paragraph 4, the restrictions set forth in paragraph 2 shall lapse in ___________________________________________________

In addition to the lapse provisions contained in the foregoing sentence, the restrictions on the Restricted Stock shall immediately lapse in full upon a Change in Control.  Upon the termination of the Participant’s Service due to death, Disability or Retirement, the restrictions on a pro rata portion of the Restricted Stock that would be eligible for a lapse of restrictions on the next anniversary of the Date of Grant shall lapse.  Such pro rata portion shall be determined based on the number of full calendar months of the Participant’s Service since the Date of Grant, or anniversary thereof, as applicable, divided by twelve.

4. Forfeiture.  All of the Restricted Stock with respect to which restrictions have not lapsed pursuant to paragraph 3 shall be forfeited to the Company upon the earlier of (a) the Participant’s termination of employment with the Company and its Affiliates for any reason or (b) the _____ anniversary of the Date of Grant.  The final determination of whether or not the Participant has been discharged or terminated Service for any of the reasons specified in paragraph 3 shall be made by the Committee in its sole and absolute discretion.

5. Rights as a Stockholder.  During the restriction period, the Participant shall not be entitled to any of the rights of a stockholder with respect to the Restricted Stock until such restriction lapse, including without limitation the right to vote and tender such Restricted Stock and the right to receive dividends and other distributions payable with respect to Stock.  Notwithstanding the preceding sentence, the Participant shall be eligible to receive any extraordinary dividend, as determined by the Committee.

6. Tax Withholding.  The Company shall have the right to require the Participant to remit to the Company, or to withhold from other amounts payable to the Participant, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements as provided in the Plan.

7. Plan Incorporated.  The Participant accepts the Restricted Stock subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby.  Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

8. Miscellaneous.

(a) No Guaranteed Service or Employment.  Neither the granting of the Restricted Stock, nor any provision of this Agreement or the Plan, shall (a) affect the right of the Company to terminate the Participant at any time, with or without Cause, or (b) shall be deemed to create any rights to employment or Service or continued employment or continued Service on the part of the Participant or any rights to participate in any employee benefit plan or program (other than the Plan) of the Company or any Affiliate or to receive any benefits or rights associated with employment or Service with the Company.  The rights and obligations arising under this Agreement are not intended to and do not affect the employment or Service relationship that otherwise exists between the Company (or any Affiliate) and the Participant, whether such relationship is at will or defined by an employment contract.  Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Company and the Participant; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

(b) Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(c) Binding Agreement.  Subject to the limitations in this Agreement on the transferability by the Participant of the Restricted Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(d) Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois and the United States, as applicable, without reference to the conflict of laws provisions thereof.

(e) Severability.  If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(f) Headings.  All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(g) Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(h) No Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition

(i) Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(j) Relief.  In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

(k) Plan Document Governs. The Restricted Stock is granted pursuant to the Plan, and the Restricted Stock and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.  Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.  The Participant hereby acknowledges receipt of a copy of the Plan.

(l) Beneficiary Designation. The Participant may, from time to time, in accordance with procedures set forth by the Committee, name any beneficiary or beneficiaries (who may be named contingently) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only if and when it is properly completed and filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such valid and effective designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate or exercised by the Participant’s estate.

(m) Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate, in its sole discretion, to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(n) No Vested Right to Future Awards.  Participant acknowledges and agrees that the granting of Restricted Stock under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further Restricted Stock awards in the future.

(o) Use of Personal Data.  By executing this Agreement, Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position, and details of all past Restricted Stock awards and current Restricted Stock awards outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan.  The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan.  The Company, or its Affiliates, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan.  These various recipients of Data may be located elsewhere throughout the world.  The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan.  The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data.  The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan.

(p) Amendment.  Any amendment to the Agreement shall be in writing and signed by the Company.

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